Exhibit 99.1

FOR IMMEDIATE RELEASE

Seven Hills Realty Trust Provides Business Update

Closed Two First Mortgage Loans Totaling $98.0 Million

Received $68.0 Million of Proceeds from Loan Repayments, Reduced Office Exposure to 13%

Expects to Close Three Loans in Diligence Totaling $121.7 Million During the Fourth Quarter

Newton, MA (October 5, 2026): Seven Hills Realty Trust (Nasdaq: SEVN) today provided a business update, including announcing the closing of two new first mortgage loan investments totaling $98.0 million secured by multifamily and mixed-use properties, the repayment of two loans resulting in proceeds of $68.0 million, and the reduction in its office exposure to approximately 13% of its portfolio as of September 30, 2026 based on outstanding principal balances.

Tom Lorenzini, President and Chief Investment Officer of SEVN, made the following statement:

“The closing of the two new investments along with the recent loan repayments highlights the strength of our origination platform and active portfolio management strategy. We believe these investments are secured by high-quality assets with experienced sponsors and are strong additions to our diversified portfolio.

The repayment of our Dallas office loan resulted in a modest discount to the outstanding balance, but we believe it represents a positive outcome for SEVN, in that it further reduces our office exposure, while increasing our capacity to deploy capital into investments where we see potential for better risk-adjusted returns.

We also expect additional capital recycling activity in the near term, including the anticipated repayment of our Carlsbad, California office loan during the fourth quarter.

These recent and expected developments position us to advance our objectives of generating sustainable dividend coverage and delivering value for our shareholders.”

The new loan investments include:

•	A $68.0 million floating rate first mortgage loan to refinance Populus Waterside, a Class A, 344-unit multifamily property located in Chattanooga, Tennessee. Completed in 2024, the property is located in a submarket with convenient access to Interstate 75 and the Hamilton Place retail corridor. The loan has a three-year initial term with two one-year extension options. The transaction was brought to SEVN's manager, Tremont Realty Capital, by Cushman & Wakefield on behalf of the sponsors, Novare Group and Batson-Cook Development Company.

•	A $30.0 million floating rate first mortgage loan to refinance a 246,000 square foot mixed-use retail and self-storage property located in Charlotte, North Carolina. The property includes approximately 202,000 square feet of retail space and 44,000 square feet of self-storage space. The loan has a three-year initial term with two one-year extension options. The transaction was brought to Tremont Realty Capital by JLL.

The loan repayments include:

•	A loan secured by an office property in Dallas, Texas that was repaid at approximately 97% of its $44.2 million outstanding balance, reflecting a $1.5 million discount, which was significantly below the $6.3 million CECL reserve allocated to this loan as of June 30, 2026. Following the repayment, SEVN's office exposure decreased from 19% as of June 30, 2026 to approximately 13% of its portfolio as of September 30, 2026 based on outstanding principal balances. The loan’s net interest margin was approximately 80 basis points below the weighted average net interest margin of new SEVN loans closed year to date. SEVN had limited financing on this loan relative to its other investments. As a result, the repayment increases SEVN’s lending capacity by approximately $46 million and enhances its ability to redeploy capital into investments with higher earnings potential.

•	A $25.3 million loan secured by a self-storage property in Fayetteville, Georgia that was repaid in full. The loan carried a net interest margin approximately 100 basis points below the weighted average net interest margin of new SEVN loans closed year to date.

Since the beginning of the third quarter, SEVN has closed $122.3 million of first mortgage loan investments, including the two loans announced today. SEVN continues to advance its deployment strategy with three loans in diligence totaling $121.7 million that are expected to close during the fourth quarter of 2026, subject to closing conditions.

SEVN will discuss these transactions in further detail during its third quarter 2026 earnings conference call scheduled for Wednesday, October 28, 2026 at 11:00 a.m. Eastern Time.

About Seven Hills Realty Trust

Seven Hills Realty Trust (Nasdaq: SEVN) is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These statements may include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: SEVN’s expectation that it will close three loans currently in diligence totaling $121.7 million during the fourth quarter of 2026 and the continued execution of its deployment strategy; the anticipated repayment of SEVN’s Carlsbad, California office loan during the fourth quarter of 2026 and other expected capital recycling activity; SEVN’s lending capacity and its ability to redeploy capital into investments with higher earnings potential or better risk-adjusted returns; SEVN’s office exposure; the quality of SEVN’s investments and their contribution to SEVN’s portfolio, and the performance of the underlying properties and sponsors; and SEVN’s objectives of generating sustainable dividend coverage and delivering value for its shareholders. Forward-looking statements reflect SEVN’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SEVN’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SEVN’s actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the possibility that loans SEVN currently has in diligence may not close when expected, on the terms currently contemplated or at all, including as a result of the outcome of diligence, the satisfaction of closing conditions, borrower or sponsor decisions or changes in market conditions; the possibility that SEVN’s Carlsbad, California office loan may not be repaid when expected, in full or at all; SEVN’s ability to deploy repayment proceeds and available capital into new investments on a timely basis and at attractive returns; the ability of SEVN’s borrowers to perform under their loans and the performance of the properties securing those loans; conditions in the office, multifamily, retail and self-storage markets; changes in interest rates, including the effect of lower benchmark rates on SEVN’s floating rate loans; SEVN’s available liquidity, the availability and terms of financing under its secured financing facilities, and its access to and cost of capital; competition for investments; changes in SEVN’s CECL reserves; SEVN’s ability to generate distributable earnings sufficient to cover its distributions, which are determined by its Board of Trustees in its discretion; and various other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SEVN’s periodic filings with the Securities and Exchange Commission, or SEC. The information contained in SEVN’s filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause SEVN’s actual results to differ materially from those stated in or implied by SEVN’s forward-looking statements. SEVN’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, SEVN does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Matt Murphy, Manager, Investor Relations
(617) 796-8253

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